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                                                                   Exhibit 10.42

                     AMENDMENT NO 3 TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         Amendment No. 3 dated as of January 1, 2004 to Amended and Restated Employment Agreement dated as of July l, 1999 between Brightpoint, Inc., a Delaware corporation (the "Employer" or the "Company"), and Robert J. Laikin (the "Employee").

         WHEREAS, the Employer and the Employee have entered into an amended and restated employment agreement dated as of July 1, 1999, as amended by those certain amendments dated as of January 1, 2001 and January 1, 2003 (the "Employment Agreement");

         WHEREAS, the Employer and Employee wish to amend the section of the Employment Agreement as provided below to reflect the increased base salary of the Employee as recently approved by the Compensation & Human Resources Committee of the Board of Directors of the Company and the Board of Directors of the Company;

         NOW, THEREFORE, the Employer and Employee hereby amend section 3.A of the Employment Agreement to provide as follows:

         3.       Compensation.

                           "A.      During the term of this Agreement, the
Employer shall pay the Employee a salary (the "Salary") at a rate of $670,000 per annum in respect of each Employment Year, payable in equal monthly installments on the first day of each month, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board."

Except as provided above all other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                       BRIGHTPOINT, INC.

                                   By: /s/ Steven E. Fivel
                                       ----------------------------------
                                       Name:  Steven E. Fivel
                                       Title: Executive Vice President, General
                                              Counsel and Secretary

                                   By: /s/ Robert J. Laikin
                                       -----------------------------------
                                       Name: Robert J. Laikin